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                                                                    EXHIBIT 23.3

                   CONSENT OF MARSHALL & STEVENS INCORPORATED


    We hereby consent to (i) the inclusion of the form of our opinion letter to the Board of Directors of General Instrument Corporation, (the "Company") as Annex G to the Proxy Statement-Prospectus of the Company, and (ii) all references to Marshall & Stevens Incorporated in the sections captioned "Risk Factors--Risks Relating to the Distribution--Frandulent Transfer Considerations; Legal Dividend Requirements," "The Distribution Proposals--Proposal One: The Distribution--Solvency Opinion" and "--Conditions; Termination" of the Proxy Statement-Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                          Marshall & Stevens Incorporated
                                          By: /s/ JOHN F. SPUDE


                                          --------------------------------------
                                            John F. Spude, ASA
                                            Senior Vice President



Des Plaines, Illinois
May 16, 1997